EXHIBIT 99.2

InterTAN, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands, except per share data)

	Three months ended June 30		Twelve months ended June 30
	2003	2002	2003	2002
Net sales and operating revenues	$90,903	$84,935	$403,052	$393,809
Other expense	(10)	(6)	(21)	(7)

	90,893	84,929	403,031	393,802

Operating costs and expenses:
Cost of products sold	52,387	55,963	239,311	243,381
Selling, general and administrative expenses	35,238	28,968	137,152	116,958
Depreciation	1,878	1,542	6,923	5,674
Loss on disposal of subsidiary companies	—	217	—	217
Restructuring charges	—	209	—	2,912

	89,503	86,899	383,386	369,142

Operating income (loss)	1,390	(1,970)	19,645	24,660
Foreign currency transaction gains (losses)	(2,149)	(221)	(2,112)	41
Interest income	76	143	299	1,444
Interest expense	(187)	(101)	(1,018)	(403)

Income (loss) before income taxes and cumulative effect of accounting change	(870)	(2,149)	16,814	25,742
Provision for (recovery of) income taxes	421	(600)	8,523	12,174

Net income (loss) before cumulative effect of accounting change	(1,291)	(1,549)	8,291	13,568
Cumulative effect of accounting change for vendor allowances, net of income tax of $388	—	—	(580)	—

Net income (loss)	$(1,291)	$(1,549)	$7,711	$13,568

Basic net income (loss) per average common share
Before cumulative effect of accounting change	$(0.06)	$(0.07)	$0.40	$0.54
Cumulative effect of accounting change	—	—	$(0.03)	—

Basic net income (loss) per average common share	$(0.06)	$(0.07)	$0.37	$0.54

Diluted net income (loss) per average common share
Before cumulative effect of accounting change	$(0.06)	$(0.07)	$0.39	$0.53
Cumulative effect of accounting change	—	—	$(0.03)	—

Diluted net income (loss) per average common share	$(0.06)	$(0.07)	$0.36	$0.53

Average common shares outstanding	20,540	22,876	20,925	25,142
Average common shares outstanding assuming dilution	20,540	22,876	21,103	25,610

InterTAN, Inc.

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except per share data)

	June 30, 2003	June 30, 2002
Assets
Current Assets:
Cash and short-term investments	$10,322	$14,699
Accounts receivable, less allowance for doubtful accounts	16,275	12,903
Inventories	92,433	81,314
Deferred service contract costs—current portion	1,368	1,170
Prepaids, deposits and other current assets	5,301	1,300
Deferred income taxes	1,306	1,374

Total current assets	127,005	112,760
Property and equipment, less accumulated depreciation	33,537	29,604
Deferred service contract costs—non-current portion	1,071	946
Other assets	761	328
Deferred income taxes	3,955	3,580

Total Assets	$166,329	$147,218

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$22,633	$12,793
Accrued expenses	15,290	19,445
Income taxes payable	1,867	8,365
Long-term bank indebtedness—current portion	1,484	—
Obligation under capital leases—current portion	216	164
Deferred service contract revenue—current portion	8,809	7,274
Deferred income taxes	400	—

Total current liabilities	50,699	48,041
Long-term bank indebtedness—non-current portion	5,937	—
Obligation under capital leases—non-current portion	432	384
Deferred service contract revenue—non-current portion	6,917	6,043
Other liabilities	4,847	4,304

	68,832	58,772

Stockholders’ Equity
Preferred stock, no par value, 1,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $1 par value, 40,000,000 shares authorized, 32,453,259 and 32,091,097 issued	32,453	32,091
Additional paid-in capital	159,776	157,684
Retained earnings	35,031	27,320
Accumulated other comprehensive loss	(6,003)	(17,122)
Common stock in treasury, at cost, 11,857,093 and 10,337,243 shares, respectively	(123,760)	(111,527)

Total stockholders’ equity	97,497	88,446

Commitments and contingent liabilities
Total Liabilities and Stockholders’ Equity	$166,329	$147,218

InterTAN, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, in U.S. dollars)

	Year ended June 30
	2003	2002
Cash flows from operating activities:
Net income	$7,711	$13,568
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	6,923	5,674
Deferred income taxes	680	360
Inventory adjustment	—	3,500
Loss on disposition of subsidiary company	—	217
Stock-based compensation	1,119	1,409
Other	115	(10)
Cash provided by (used in) assets and liabilities:
Accounts receivable	(1,870)	(271)
Inventories	(671)	5,308
Prepaids, deposits and other current assets	(3,512)	(378)
Accounts payable	7,330	(6,980)
Accrued expenses	(5,868)	5,468
Income taxes payable	(6,588)	(15,993)
Deferred service contract revenue	654	1,325
Deferred service contract costs	(316)	(254)

Net cash provided by operating activities	5,707	12,943

Cash flows from investing activities:
Additions to property and equipment	(6,438)	(14,550)
Proceeds from sales of property and equipment	63	140
Other investing activities	(384)	1,504

Net cash used in investing activities	(6,759)	(12,906)

Cash flows from financing activities:
Short-term bank borrowings	47,796	—
Repayments of short-term bank borrowings	(48,224)	—
Long-term bank borrowings	7,421	—
Proceeds from issuance of common stock to employee plans	1,263	1,753
Proceeds from exercise of stock options	72	3,401
Repayment of obligation under capital lease	(180)	(101)
Purchase of treasury stock	(12,233)	(75,882)

Net cash used in financing activities	(4,085)	(70,829)

Effect of exchange rate changes on cash	760	(742)

Net decrease in cash and short-term investments	(4,377)	(71,534)
Cash and short-term investments, beginning of year	14,699	86,233

Cash and short-term investments, end of year	$10,322	$14,699